EXHIBIT 10.26

MGP INGREDIENTS, INC.
AGREEMENT AS TO AWARD OF RESTRICTED STOCK UNITS
GRANTED UNDER THE NON-EMPLOYEE
DIRECTORS’ RESTRICTED STOCK PLAN

Date of Grant:
Time of Grant: Close Market                             Restricted Stock Units

In accordance with and subject to the terms and restrictions set forth in the MGP Ingredients, Inc. Non-Employee Directors’ Restricted Stock Plan (the “Plan”) and this Agreement, MGP INGREDIENTS, INC., a Kansas corporation (the “Company”), hereby grants to the Director named below (“Participant”) the number of Restricted Stock Units of Common Stock of the Company as set forth below:

Participant:
Number of Restricted Stock Units under the Plan:

NOW, THEREFORE, the Company and the Participant hereby agree to the following terms and conditions:

1.
Issuance of Restricted Stock Units. The Restricted Stock Units described above are being issued by the Company to the Participant as restricted stock units pursuant to the terms and provisions of the Plan, a true copy of which is attached hereto as Exhibit A and incorporated herein by reference. Upon the execution of this Agreement, the Company shall provide the Participant with a Restricted Stock Unit Award Notice, setting forth the number of Restricted Stock Units covered by the Participant’s award.

2.
Vesting of Restricted Stock Units. Subject to the provisions of the Plan, Restricted Stock Units shall vest in the Participant upon the Participant’s completion of three (3) full years of service on the Board of Directors of the Company (“Vesting Period”) commencing on ____________, 20__. The Restricted Stock Units awarded to the Participant shall be forfeited to the Company if the Participant resigns as a director during his or her term and prior to the end of the Vesting Period. The Restricted Stock Units are subject to accelerated vesting as provided in the Plan.

1.
Restriction on Transfer. The Participant may not sell, assign, transfer, pledge, hypothecate, or otherwise dispose of any Restricted Stock Units to any other person or entity during the Vesting Period. Any disposition or purported disposition made in violation of this paragraph shall be null and void, and the Company shall not recognize or give effect to such disposition on its books and records.

2.
Controlling Provisions. The provisions of the Plan shall apply to the award made under this Agreement. In the event of a conflict between the provisions of this Agreement and the Plan, the provisions of the Plan will control.

IN WITNESS WHEREOF, this Instrument has been executed as of this ____ day of ________, 20__.

MGP INGREDIENTS, INC.

By:_______________________
David Rindom
Vice President, Human Resources

ACKNOWLEDGEMENT

I understand and agree that the Restricted Stock Units to be acquired by me are subject to the terms, provisions and conditions hereof and of the Plan, to all of which I hereby expressly assent. This Agreement shall be binding upon and inure to the benefit of the Company, myself, and our respective successors and legal representatives. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and may not be modified, amended, renewed or terminated, nor may any term, condition or breach of any term or condition be waived, except in writing signed by the parties sought to be bound thereby. Any waiver of any term, condition or breach shall not be a waiver of any term or condition of the same term or condition for the future or any subsequent breach. In the event of the invalidity of any part or provision of this Agreement, such invalidity shall not affect the enforceability of any other part or provision of this Agreement.

Signed this ____ day of ________, 20__.

___________________________________
Signature of Participant